As filed with the Securities and Exchange Commission on April 16, 2003
                                           Registration No. 33-56871
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933




                                   NICOR INC.
            (Exact name of registrant as specified in its charter)




           Illinois                                36-2855175
    (State or Other Jurisdiction of            (I.R.S. Employer
    Incorporation or Organization)           Identification Number)

                                 1844 Ferry Road
                         Naperville, Illinois 60563-9600
                                 (630) 305-9500
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)




                              Kathleen L. Halloran
             Executive Vice President, Finance and Administration
                                   NICOR Inc.
                                 1844 Ferry Road
                         Naperville, Illinois 60563-9600
                                 (630) 305-9500
    (Name, address including zip code, and telephone number, including area code,of agent for service)

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




      Nicor Inc., an Illinois corporation (the "Company"), hereby amends this Registration Statement for the purpose of withdrawing from registration hereunder 17,519 of its shares of Common Stock, par value $2.50 per share (the "Shares"). The Company has determined to terminate its registered Automatic Dividend Reinvestment and Stock Purchase Plan. In connection with the offering, the Company issued a total of 1,982,481 Shares. Therefore, the Company is, by this post-effective amendment, removing from registration the remaining 17,519 Shares registered but which were not issued.























                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the form and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naperville, State of Illinois on April 16, 2003.

                                    Nicor Inc.


Date:   April 16, 2003              /s/ GEORGE M. BEHRENS
        ------------------          ---------------------
                                    George M. Behrens
                                    Vice President Administration and Treasurer